SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 21, 2017

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendment to the By-Laws

Under Section 3 of Article II of the Company’s Bylaws, the following changes were made:

A special meeting of the stockholders may be called by the Chairman or Vice Chairman of the Board, the Chief Executive Officer, or a majority of the Board of Directors.  Special meetings of shareholders shall also be called by the Secretary upon the written request of the holders of common stock entitled to cast not less than 50% of all the votes entitled to be cast at such meeting.  Such request shall state the purpose(s) of such meeting and the matters proposed to be acted upon.  With receipt of such request and any notice required by Section 4 and Section 12 of Article II and Section 3 of Article III, the Chairman or Vice Chairman, with input from the Board of Directors, shall set a date for the special meeting, set a record date in accordance with Section 4 of Article II and shall cause the Corporate Secretary to give the notice required under Section 4.

Under Section 9 of Article II of the Company’s Bylaws, the following changes were made:

Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the directors (i) if the number of nominees exceeds the number of directors to be elected (a “contested election”), or (ii) in an election of directors that is not a contested election (an “uncontested election”), the members of the Board of Directors that are elected by shareholders shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at such meeting.  The determination of whether the number of nominees exceeds the number of directors to be elected shall be made by the Corporate Secretary as of the fourteenth day preceding the date the Corporation first mails or delivers its notice of meeting for such meeting to shareholders.  For purposes of this Section 9, in an uncontested election of directors a “majority of votes cast” shall mean that the number of shares voted “for” a director exceeds the number of votes cast “against” that director.  The Board of Directors shall have the power to establish policies and procedures with respect to the resignation from the Board of Directors of incumbent directors who are not reelected.

Under Section 2 of Article III of the Company’s Bylaws, the following changes were made:

In any election of directors, the persons (i) in contested elections receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected or (ii) in uncontested elections receiving a majority of the votes shall be deemed elected and as further described in Section 9 of Article II.

Under Section 8 of Article III of the Company’s Bylaws, the following changes were made:

Special meetings of the Board of Directors shall be held whenever called by the Chairman or Vice Chairman of the Board, the CEO, or the Lead Independent Director, and shall also be called by the Secretary upon the written request of a majority of the Board of Directors.  The agenda items for any Special Meeting shall be determined only by the Chairman, Vice Chairman, CEO, or the Lead Independent Director, as appropriate.

Based upon the recommendation of management, the above changes were approved unanimously by the Board of Directors on December 21, 2017. The effective date of the amendment to the Amended and Restated Bylaws of Zion Oil & Gas, Inc. is December 21, 2017 and the amended By-Laws are provided under Exhibit 3(i).1.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3(i).1 –	Amended and Restated Bylaws of Zion Oil & Gas, Inc., as of December 21, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: December 21, 2017	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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